CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of East Coast Venture Capital, Inc. on Form N-2 of our audited report dated October 31, 2000 on our examinations for the years ended July 31, 2000, 1999 and 1998. We also consent to the reference to our firm under the caption "Experts".



Michael C. Finkelstein & Co., CPA
Morganville, New Jersey
November 2, 2000